UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 7, 2008

Landec Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-27446	94-3025618
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3603 Haven Ave. Suite E, Menlo Park, California		94025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-306-1650

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2008, Landec Corporation ("Landec") announced that Ron Midyett has been promoted to Chief Executive Officer of Landec’s subsidiary, Apio, Inc. ("Apio") as of January 7, 2008, replacing Nicholas Tompkins , who has been elected as Chairman of the Board of Apio as of January 7, 2008.
Ron Midyett, age 42, has served as Apio’s Chief Operating Officer since May 2005 and as Apio’s President since August 6, 2007. Prior to joining Apio, Mr. Midyett was the Senior Vice President of Operations for Dole Fresh Vegetables.
A copy of the Company’s press release announcing Mr. Midyett’s appointment and Mr. Tompkin’s election as Chairman of the Board of Apio is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Description
99.1 Press Release Dated January 7, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landec Corporation

January 7, 2008	By:	/s/Gregory S. Skinner

Name: Gregory S. Skinner
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	LANDEC ELECTS NICK TOMPKINS AS CHAIRMAN OF THE BOARD OF APIO AND RON MIDYETT PROMOTED TO APIO CEO